                                                                   EXHIBIT 11

[      ], 2000

The Universal Institutional Funds, Inc.
P.O. Box 2798
Boston, MA  02208-2798

Re:  Shares of Common Stock of The Universal Institutional Funds, Inc.
   -----------------------------------------------------

Ladies and Gentlemen:

We refer to the Registration Statement on Form N-14 (SEC File No. [      ]) (the
"Registration Statement") of The Universal Institutional Funds, Inc. (the "Fund") relating to the registration of 500,000,000 shares of common stock, par value $.001, of the U.S. Real Estate Portfolio of the Fund (collectively, the "Shares").

We have been requested by the Fund to furnish this opinion as Exhibit 11 to the Registration Statement.

We have examined such records, documents, instruments, certificates of public officials and of the Fund, made such inquiries of the Fund, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that:

The issuance of the Shares by the Fund has been duly and validly authorized by all appropriate action and, upon delivery thereof and payment therefor in accordance with the Registration Statement, the Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable by the Fund.

[   ], 2000
Page 2

We have not reviewed the securities laws of any state or territory in connection with the proposed offering of Shares and we express no opinion as to the legality of any offer of sale of Shares under any such state or territorial securities laws. This opinion is intended only for your use in connection with the offering of Shares and may not be relied upon by any other person.

We hereby consent to the inclusion of this opinion as an exhibit to the Fund's Registration Statement to be filed with the Securities and Exchange Commission.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP